Exhibit 99.1

FOR IMMEDIATE RELEASE:	CONTACT:
Pfeiffer High Investor Relations, Inc.
Geoff High
303-393-7044

DYNAMIC MATERIALS REPORTS FIRST QUARTER FINANCIAL RESULTS

BOULDER, Colo. — April 28, 2011 — Dynamic Materials Corporation (DMC) (Nasdaq: BOOM), a diversified provider of industrial products and services, and the world’s leading manufacturer of explosion-welded clad metal plates, today reported financial results for its first quarter ended March 31, 2011.

First quarter sales were $45.6 million, up 50% from sales of $30.4 million in last year’s first quarter and a 2% sequential improvement from sales of $44.8 million in last year’s fourth quarter. Gross margin was 23%, flat versus the first quarter last year and up from 22% in the fourth quarter.

First quarter operating income was $1.5 million versus $245,000 in the prior year’s first quarter and $1.5 million in the 2010 fourth quarter. Net income was $750,000, or $0.06 per diluted share, versus a net loss of $412,000, or $0.03 per diluted share, in last year’s first quarter, and net income of $1.3 million, or $0.10 per diluted share, in the fourth quarter.

First quarter adjusted EBITDA was $5.1 million versus $3.5 million in last year’s first quarter and $5.4 million in the fourth quarter.  Adjusted EBITDA is a non-GAAP (generally accepted accounting principle) financial measure used by management to measure operating performance.  See additional information about adjusted EBITDA at the end of this news release, as well as a reconciliation of adjusted EBITDA to GAAP measures.

Explosive Metalworking

DMC’s Explosive Metalworking segment recorded first quarter sales of $26.1 million, up 22% from sales of $21.3 million in the same quarter of 2010.  Operating income was $1.6 million compared with $1.8 million in the 2010 first quarter, while adjusted EBITDA was $3.0 million versus $3.2 million.  Order backlog increased to $58.5 million compared with $56.5 million at the end of the 2010 fourth quarter.

Oilfield Products

Sales at DMC’s Oilfield Products segment increased 143% to $17.1 million from $7.0 million in the 2010 first quarter. Excluding sales contributions of $3.5 million from operations acquired since last year’s first quarter, Oilfield Product sales increased $6.5 million, or 93%, versus the comparable year-ago quarter. Operating income was $924,000 versus a loss from operations of  $460,000 in the prior year’s first quarter, while adjusted EBITDA was $2.1 million compared with $473,000 in the 2010 first quarter.

AMK Welding

DMC’s AMK Welding segment reported first quarter sales of $2.4 million, up 20% from $2.0 million in the same quarter of 2010.  Operating income increased to $468,000 from $260,000 in the comparable prior year quarter.  The segment recorded adjusted EBITDA of $590,000 versus $375,000 in the comparable quarter last year.

Management Commentary

“With global economic conditions slowly gaining strength, each of our business segments delivered much improved financial results versus last year’s first quarter,” said Yvon Cariou, president and CEO.  “We continue to see signs that industrial capital spending activity within many of our Explosive Metalworking markets is gradually gaining momentum, particularly in the energy sector.  Moreover, quoting activity remains very healthy.  While the timing of contract awards remains difficult to predict, we are encouraged by the improving business conditions for our core operating segment.”

Cariou said DMC’s Oilfield Products business continues to benefit from a very active exploration and production environment, as well as expanding use of directional drilling technologies.  “Setting aside acquired operations, this segment nearly doubled its top-line results versus the first quarter last year.  We are very pleased with the progress we have made at assimilating our recently acquired Oilfield Product businesses, and continue to evaluate a range of opportunities that could further accelerate the growth of this business segment.”

Guidance

Rick Santa, senior vice president and chief financial officer, said, “Given the continued backlog growth at our Explosive Metalworking segment and the expected full-year sales growth of our Oilfield Products and AMK Welding segments, we are elevating our 2011 sales-growth forecast to a range of 24% to 28% versus 2010.  We had previously forecast year-over-year sales growth in a range of 20% to 25%.  We have maintained our full-year gross margin forecast of between 24% and 26%.”

Santa said second quarter sales are expected to increase 10% to 15% from that reported in the first quarter, while gross margin is expected to improve to a range of 24% to 25%.

DMC’s blended effective tax rate for fiscal 2011 is now projected in a range of between 25% and 28% versus the previously forecasted range of 27% to 29%.  That rate is expected to rise to a normalized level of between 28% and 30% in years thereafter.

Conference call information

Management will hold a conference call to discuss these results today at 5:00 p.m. Eastern (3:00 p.m. Mountain).  Investors are invited to listen to the call live via the Internet at www.dynamicmaterials.com, or by dialing into the teleconference at or by dialing into the teleconference at 877-407-8035 (201-689-8035 for international callers).  No passcode is necessary.  Participants should access the website at least 15 minutes early to register and download any necessary audio software. A replay of the webcast will be available for 90 days and a telephonic replay will be available through May 5, 2011, by calling 877-660-6853 (201-612-7415 for international callers) and entering the Account Number 286 and the passcode 371343.

Use of Non-GAAP Financial Measures

Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader’s understanding of DMC’s financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance (as further described in the attached financial schedules). None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses these non-GAAP measures in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance and the company’s ability to generate cash flow from operations. As a result, internal management reports used during monthly operating reviews feature the adjusted EBITDA. Management also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. EBITDA and adjusted EBITDA are also used by research analysts, investment bankers and lenders to assess operating performance. For example, a measure similar to EBITDA is required by the lenders under DMC’s credit facility.

Because not all companies use identical calculations, DMC’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, eliminating the effects of interest income and expense moderates the impact of a company’s capital structure on its performance.

All of the items included in the reconciliation from net income to EBITDA and adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles and stock-based compensation) or (ii) items that management does not consider to be useful in assessing DMC’s operating performance (e.g., income taxes and gain on sale of assets). In the case of the non-cash items, management believes that investors can better assess the company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect DMC’s ability to generate free cash flow or invest in its business. For example, by adjusting for depreciation and amortization in computing EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

About Dynamic Materials Corporation

Based in Boulder, Colorado, Dynamic Materials Corporation is a leading international metalworking company.  Its products, which are typically used in industrial capital projects, include explosion-welded clad metal plates and other metal fabrications for use in a variety of industries, including oil and gas, petrochemicals, alternative energy, hydrometallurgy, aluminum production, shipbuilding, power generation, industrial refrigeration and similar industries.  The Company operates three business segments: Explosive Metalworking, which uses proprietary explosive processes to fuse different metals and alloys; Oilfield Products, which manufactures, markets and sells specialized explosive components and systems used to perforate oil and gas wells; and AMK Welding, which utilizes various technologies to weld components for use in power-generation turbines, as well as commercial and military jet engines. For more information, visit the Company’s websites at http://www.dynamicmaterials.com and http://www.dynaenergetics.de.

Safe Harbor Language

Except for the historical information contained herein, this news release contains forward-looking statements, including our guidance for second quarter and full-year 2011 sales, margins and tax rates, growth and diversification prospects, as well as expectations about business conditions and growth opportunities, all of which involve risks and uncertainties.  These risks and uncertainties include, but are not limited to, the following: our ability to realize sales from our backlog; our ability to obtain new contracts at attractive prices; the size and timing of customer orders and shipments; fluctuations in customer demand; our ability to successfully source and execute upon acquisition opportunities; fluctuations in foreign currencies, changes to customer orders; the cyclicality of our business; competitive factors; the timely completion of contracts; the timing and size of expenditures; the timing and price of metal and other raw material; the adequacy of local labor supplies at our facilities; current or future limits on manufacturing capacity at our various operations; the availability and cost of funds; and general economic conditions, both domestic and foreign, impacting our business and the business of the end-market users we serve; as well as the other risks detailed from time to time in the Company’s SEC reports, including the report on Form 10-K for the year ended December 31, 2010.

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DYNAMIC MATERIALS CORPORATION & SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010

(Dollars in Thousands, Except Share Data)

(unaudited)

	Three months ended
	March 31,
	2011	2010
NET SALES	$45,574	$30,357
COST OF PRODUCTS SOLD	35,272	23,373
Gross profit	10,302	6,984
COSTS AND EXPENSES:
General and administrative expenses	3,675	3,145
Selling and distribution expenses	3,726	2,321
Amortization of purchased intangible assets	1,405	1,273
Total costs and expenses	8,806	6,739
INCOME FROM OPERATIONS	1,496	245
OTHER INCOME (EXPENSE):
Other income (expense), net	(203)	141
Interest expense	(410)	(1,144)
Interest income	3	35
Equity in earnings of joint ventures	—	169
INCOME (LOSS) BEFORE INCOME TAXES	886	(554)
INCOME TAX PROVISION (BENEFIT)	148	(154)
NET INCOME (LOSS)	738	(400)
Less: Net income (loss) attributable to noncontrolling interest	(12)	12
NET INCOME (LOSS) ATTRIBUTABLE TO DYNAMIC MATERIALS CORPORATION	$750	$(412)
INCOME (LOSS) PER SHARE:
Basic	$0.06	$(0.03)
Diluted	$0.06	$(0.03)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	13,045,600	12,690,510
Diluted	13,055,619	12,690,510

DIVIDENDS DECLARED PER COMMON SHARE	$0.04	$0.04

DYNAMIC MATERIALS CORPORATION & SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands)

(unaudited)

	March 31,	December 31,
	2011	2010
	(unaudited)
ASSETS

Cash and cash equivalents	$4,760	$4,572
Accounts receivable, net	28,700	27,567
Inventories	40,939	35,880
Other current assets	6,107	4,716

Total current assets	80,506	72,735

Property, plant and equipment, net	40,674	39,806
Goodwill, net	41,400	39,173
Purchased intangible assets, net	49,833	48,490
Other long-term assets	1,310	1,189

Total assets	$213,723	$201,393

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable	$18,266	$16,109
Customer advances	1,889	1,531
Dividend payable	533	529
Accrued income taxes	897	477
Other current liabilities	7,811	7,529
Lines of credit	3,477	2,621
Current portion of long-term debt	9,423	9,596

Total current liabilities	42,296	38,392

Long-term debt	14,616	14,579
Deferred tax liabilities	12,369	12,083
Other long-term liabilities	1,349	1,255
Stockholders’ equity	143,093	135,084

Total liabilities and stockholders’ equity	$213,723	$201,393

DYNAMIC MATERIALS CORPORATION & SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010

(Dollars in Thousands)

(unaudited)

	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss) including noncontrolling interest	$738	$(400)
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation (including capital lease amortization)	1,356	1,154
Amortization of purchased intangible assets	1,405	1,273
Amortization of capitalized debt issuance costs	53	369
Stock-based compensation	792	792
Deferred income tax benefit	(586)	(830)
Equity in earnings of joint ventures	—	(169)
Change in working capital, net	(2,441)	11,619

Net cash provided by operating activities	1,317	13,808

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(1,087)	(764)
Change in other non-current assets	36	(4)

Net cash used in investing activities	(1,051)	(768)

CASH FLOWS FROM FINANCING ACTIVITIES:

Payment on syndicated term loans	—	(15,374)
Borrowings (repayments) on lines of credit, net	668	(441)
Payments on long-term debt	(205)	(208)
Payments on capital lease obligations	(76)	(74)
Payment of dividends	(529)	(515)
Contribution from noncontrolling stockholder	42	—
Net proceeds from issuance of common stock	5	—
Tax impact of stock-based compensation	(128)	2

Net cash used in financing activities	(223)	(16,610)

EFFECTS OF EXCHANGE RATES ON CASH	145	(483)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	188	(4,053)

CASH AND CASH EQUIVALENTS, beginning of the period	4,572	22,411

CASH AND CASH EQUIVALENTS, end of the period	$4,760	$18,358

DYNAMIC MATERIALS CORPORATION & SUBSIDIARIES

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST

DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS

(Dollars in thousands)

	Three months ended
	March 31,
	2011	2010
	(unaudited)

Explosive Metalworking Group	$26,074	$21,306
Oilfield Products	17,056	7,006
AMK Welding	2,444	2,045
Net sales	$45,574	$30,357

Explosive Metalworking Group
Oilfield Products	$1,554	$1,838
AMK Welding	924	(460)
Unallocated expenses	468	260
	(1,450)	(1,393)
Income from operations	$1,496	$245

	For the three months ended March 31, 2011
	Explosive
	Metalworking	Oilfield	AMK	Unallocated
	Group	Products	Welding	Expenses	Total
	(unaudited)

Income from operations	$1,554	$924	$468	$(1,450)	$1,496
Adjustments:
Net income (loss) attributable to noncontrolling interest	—	12	—	—	12
Stock-based compensation	—	—	—	792	792
Depreciation	913	321	122		1,356
Amortization of purchased intangibles	546	859	—	—	1,405
Adjusted EBITDA	$3,013	$2,116	$590	$(658)	$5,061

	For the three months ended March 31, 2010
	Explosive
	Metalworking	Oilfield	AMK	Unallocated
	Group	Products	Welding	Expenses	Total
	(unaudited)

Income (loss) from operations	$1,838	$(460)	$260	$(1,393)	$245
Adjustments:
Net income attributable to noncontrolling interest	—	(12)	—	—	(12)
Stock-based compensation	—	—	—	792	792
Depreciation	769	270	115	—	1,154
Amortization of purchased intangibles	598	675	—	—	1,273
Adjusted EBITDA	$3,205	$473	$375	$(601)	$3,452

DYNAMIC MATERIALS CORPORATION & SUBSIDIARIES

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST

DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS

(Dollars in thousands)

	Three months ended
	March 31,
	2011	2010
	(unaudited)

Net income (loss) attributable to DMC	$750	$(412)
Interest expense	410	1,144
Interest income	(3)	(35)
Provision for income taxes	148	(154)
Depreciation	1,356	1,154
Amortization of purchased intangible assets	1,405	1,273
EBITDA	4,066	2,970
Stock-based compensation	792	792
Other (income) expense, net	203	(141)
Equity in earnings of joint ventures	—	(169)
Adjusted EBITDA	$5,061	$3,452